UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 10, 2022

CareMax, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39391	85-0992224
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 NW 57 Court, Suite 400 Miami, FL 33126
(Address of principal executive offices, including zip code)

(786) 360-4768

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	CMAX	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	CMAXW	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note.

Effective November 10, 2022 (the “Closing Date”), CareMax, Inc., a Delaware corporation (the “Company”), completed its previously announced acquisition, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”) (capitalized terms used herein and not otherwise defined have the meaning set forth in the Merger Agreement), by and among (i) the Company, (ii) Sparta Merger Sub I Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub I”), (iii) Sparta Merger Sub II Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub II”), (iv) Sparta Merger Sub III Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub III” and, together with Merger Sub I and Merger Sub II, “Merger Subs” and each a “Merger Sub”), (v) Sparta Merger Sub I LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (“Merger LLC I”), (vi) Sparta Merger Sub II LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (“Merger LLC II”), (vii) Sparta Merger Sub III LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (“Merger LLC III” and, together with Merger LLC I and Merger LLC II, “Merger LLCs” and each a “Merger LLC”), (viii) Sparta Sub Inc., a Delaware corporation (“SACN Holdco”), (ix) SNCN Holdco Inc. a Delaware corporation (“SNCN Holdco”), (x) SICN Holdco Inc. a Delaware corporation (“SICN Holdco” and, collectively with SACN Holdco, SNCN Holdco, Steward National Care Network, Inc. (n/k/a Steward National Care Network, LLC, “SNCN”), Steward Integrated Care Network, Inc. (“SICN”), and Steward Accountable Care Network, Inc. (n/k/a as Steward Accountable Care Network, LLC, “SACN”), each a “Target” and, collectively, the “Targets”), (xi) Sparta Holding Co. LLC, a Delaware limited liability company (the “Seller”), and (xii) Steward Health Care System LLC, a Delaware limited liability company (“Parent” and, together with the Seller, the “Seller Parties”).

Pursuant to the Merger Agreement, on the Closing Date, the parties concurrently merged (i) Merger Sub I with and into SACN Holdco, with SACN Holdco as the surviving corporation, (ii) Merger Sub II with and into SNCN Holdco, with SNCN Holdco as the surviving corporation and (iii) Merger Sub III with and into SICN Holdco, with SICN Holdco as the surviving corporation (subclauses (i), (ii), and (iii), collectively, the “Initial Merger”). Immediately following the Initial Merger, the parties merged (i) SACN Holdco with and into Merger LLC I, with Merger LLC I as the surviving company, (ii) SNCN Holdco with and into Merger LLC II, with Merger LLC II as the surviving company, and (iii) SICN Holdco with and into Merger LLC III, with Merger LLC III as the surviving company (subclauses (i), (ii) and (iii), collectively, the “Final Merger” and, together with the Initial Merger, the “Merger” and, together with the other transactions contemplated by the Merger Agreement, the “Transactions”). As a result of the Transactions, the Merger LLCs survived as wholly owned subsidiaries of the Company.

The aggregate consideration paid to the Seller under the Merger Agreement at the closing of the Transactions (the “Closing”) consisted of (i) a cash payment of $25.0 million, subject to customary adjustments, and (ii) 23,500,000 shares (the “Initial Share Consideration”), subject to adjustment, of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), which the Seller distributed to its equityholders following the Closing. At the Closing, the Company made a cash payment of approximately $35.5 million to the Seller, an amount equal to the value of the Targets’ accounts receivable attributable to Medicare value-based payments for the period between January 1, 2022 and the Closing, minus the amount of such payments payable to the affiliate physicians of the Targets (the “Financed Net Pre-Closing Medicare AR”).

Upon the Closing, the equityholders of Seller owned, in the aggregate, approximately 21% of the Company’s Common Stock. In addition, the Merger Agreement provides that, following the Closing, upon 100,000 Medicare lives from and/or attributable to the Seller Parties’ Medicare network participating in risk-based, value-based care arrangements contracted through the Company with a Medical Expense Ratio of less than 85% for two consecutive calendar quarters, the Company will issue the Seller, for immediate distribution to its equityholders, a number of shares of Common Stock (the “Earnout Share Consideration” and together with the Initial Share Consideration, the “Share Consideration”) that, when added to the Initial Share Consideration, would have represented 41% of the issued and outstanding shares of the Company’s Common Stock as of the Closing, in each case after giving effect to issuances of Common Stock between the Closing and June 30, 2023 in connection with the exercise of warrants to purchase Common Stock outstanding as of the Closing, the potential earnout under the Company’s June 2021 business combination and any forfeitures, surrenders or other dispositions to the Company of Common Stock outstanding as of the Closing. If not previously issued, the Earnout Share Consideration will also be issuable upon a Change in Control of the Company.

In addition to the Share Consideration, at the Closing the Company issued to the Seller one share of Series A Preferred Stock, par value $0.0001 per share (“Series A Preferred Stock”), of the Company, which provides for voting rights until the earlier of (i) the two year anniversary of the Closing and (ii) the issuance of the Earnout Share Consideration, in an amount equivalent to the voting rights of 37,241,783 shares of Common Stock on certain discrete matters where such Seller equityholders are permitted to vote the Company’s securities in their discretion under the Investor Rights Agreement (as defined below).

Following the determination of the final amount of accounts receivable attributable to Medicare value-based payments for the period between January 1, 2022 and the Closing (the “Final 2022 Net Pre-Closing Medicare AR”), if such amount is greater than the Financed Net Pre-Closing Medicare AR paid at Closing, the Company will pay the Seller Parties the difference between the Final 2022 Net Pre-Closing Medicare AR and the Financed Net Pre-Closing Medicare AR, minus the amount of such distribution payments payable to the affiliate physicians of the Targets. If the Final 2022 Net Pre-Closing Medicare AR is less than the Financed Net Pre-Closing Medicare paid at Closing, then the Seller Parties will pay the Company the difference between the Final 2022 Net Pre-Closing Medicare AR and the Financed Net Pre-Closing Medicare AR.

The Transactions were subject to customary closing conditions set forth in the Merger Agreement, including approval of the Share Consideration by the Company’s stockholders for purposes of compliance with Nasdaq Listing Rule 5635(a)(1) of the Nasdaq Stock Market LLC. The Company’s stockholders approved the Share Consideration at the annual meeting of the Company’s stockholders held on November 2, 2022.

A description of the Merger and the terms of the Merger Agreement are included in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on October 7, 2022 (the “Proxy Statement”) in the sections entitled “Information About the Merger” beginning on page 40 and “Information About the Merger Agreement” beginning on page 63, and such sections are incorporated herein by reference.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on June 1, 2022 and is incorporated herein by reference.

Item 1.01	Entry into a Material Definitive Agreement

Loan and Security Agreement

In order to fund the Financed Net Pre-Closing Medicare AR payment, certain subsidiaries of the Company entered into a Loan and Security Agreement, dated as of November 10, 2022 (the “Loan and Security Agreement”), by and among Merger Sub I, Merger Sub II, Merger LLC I, Merger LLC II (together with Merger LLC I, the “Guarantors”), SACN, and SNCN, as borrowers (the “Borrowers”), CAJ Lending LLC (“CAJ”) and Deerfield Partners L.P., as lenders (the “Lenders”), and CAJ, as administrative agent and collateral agent (in such capacity, the “Agent”). Mr. Carlos A. de Solo, a director of the Company and the Company’s President and Chief Executive Office, Mr. Alberto de Solo, the Company’s Executive Vice President and Chief Operating Officer, and Mr. Joseph N. De Vera, the Company’s Senior Vice President and Legal Counsel, have interests in CAJ.

Pursuant to the Loan and Security Agreement, the Lenders provided the Borrowers a term loan (the “Term Loan”) in the aggregate principal amount of approximately $35.5 million. The Company used the proceeds of the Term Loan to fund the Financed Net Pre-Closing Medicare AR.

The Term Loan bears interest at 12.0% per annum. In addition, the Borrowers paid a facility fee equal to 3.0% of the aggregate principal amount of the Term Loan on the Closing Date. Any additional interest (if applicable) accrued and owing during the term of the Loan and Security Agreement will be paid in-kind and capitalized to principal monthly in arrears. From and after the occurrence and during the continuance of an event of default, the Term Loan will bear interest at a rate equal to 4.0% above the interest rate applicable immediately prior to the occurrence of the event of default. If Mr. Carlos de Solo is no longer serving as the chief executive officer of the Company under certain circumstances and, following a request from CAJ, the Borrowers are unable to refinance the portion of the Term Loan advanced by CAJ, then the interest rate applicable to such portion may be increased by 5.0%. Pursuant to the Merger Agreement, the Seller has agreed to pay the costs of financing the Financed Net Pre-Closing Medicare AR and, at the Closing, paid to the Borrowers all scheduled payments of interest and fees from the Closing Date up to and including November 30, 2023, which amount was then paid in advance by the Borrowers to the Lenders.

The Loan and Security Agreement matures on the earlier of November 30, 2023, or three business days after the Borrowers receive payment for the Financed Net Pre-Closing Medicare AR from the federal government. The Term Loan may be prepaid, in whole or in part, without penalty or premium.

The Loan and Security Agreement contains customary representations, warranties, affirmative covenants, negative covenants and events of default.

The Loan and Security Agreement is secured by the Borrowers’ rights in the Medicare Shared Savings Receivables (as defined in the Loan and Security Agreement) and any and all proceeds thereof.

The Loan and Security Agreement is subordinated in right of payment to the Credit Agreement (as defined below), pursuant to a Subordination Agreement, dated as of November 10, 2022, by and among the Agent and the Senior Agent (as defined below).

The foregoing description of the Loan and Security Agreement is qualified in its entirety by reference to the full text of the Loan and Security Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Amendment to Credit Agreement

On November 10, 2022, the Company entered into that certain Consent and First Amendment to Credit Agreement, dated as of November 10, 2022 (the “First Amendment”), by and among the Company, the subsidiary guarantors party thereto, the lenders party thereto and Jefferies Finance LLC, as administrative agent (in such capacity, the “Senior Agent”) which amended that certain Credit Agreement, dated as of May 10, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Company, the subsidiary guarantors from time to time party thereto and the Senior Agent.

The First Amendment amends the Credit Agreement to, among other things, permit the subsidiaries of the Company to enter into the Loan and Security Agreement and the other transactions contemplated in connection therewith.

The foregoing description of the First Amendment is qualified in its entirety by reference to the full text of the First Amendment, which is filed as Exhibit 10.5 to this Current Report on Form 8-K and is incorporated herein by reference.

Investor Rights Agreement

In connection with the completion of the Merger, on the Closing Date, the Seller, Dr. Ralph de la Torre, the Chairman, Chief Executive Officer and principal equityholder of the Seller Parties (“RDLT”), Dr. Michael Callum, the Executive Vice President for Physician Services and an equityholder of the Seller Parties (“MC”), Medical Properties Trust, Inc., a Maryland corporation, and certain other equityholders of the Seller (collectively, the “Investor Parties”) and the Company entered into an investor rights agreement (the “Investor Rights Agreement”), pursuant to which, among other things and subject to the terms and conditions set forth therein, RDLT will have certain designation rights, RDLT and MC are subject to certain voting restrictions and standstill restrictions, and certain of the Investor Parties are subject to lockup provisions.

The Investor Rights Agreement provides, among other things, that RDLT will have the right to designate an individual (in his discretion) to serve on the Board of Directors of the Company (the “Board”), subject to the continuing satisfaction of certain conditions, including that RDLT maintains beneficial ownership of at least 50% of the Initial Share Consideration distributed to him immediately following the Closing (as adjusted for any stock split, reverse stock split, stock dividend, subdivision, reclassification, recapitalization, exchange or similar reorganization of shares), and following the issuance of the Earnout Share Consideration, RDLT will have the right to designate one additional individual (in his discretion) to serve on the Board, subject to the continuing satisfaction of certain conditions, including that RDLT maintains beneficial ownership of at least 50% of the Earnout Share Consideration distributed to him immediately following the issuance thereof (as adjusted for any stock split, reverse stock split, stock dividend, subdivision, reclassification, recapitalization, exchange or similar reorganization of shares).

The Investor Rights Agreement also provides that until six months following the date a nominee of or affiliate of RDLT ceases to serve on the Board, RDLT and MC will be required to vote any Company securities beneficially owned by them in accordance with the recommendation of the Board at any meeting of Company stockholders or written consent of Company stockholders, subject to certain exceptions, including exceptions for votes related to (i) the issuance of the Company’s equity securities, other than in connection with an incentive plan or issuances, the proceeds of which will be used to repay indebtedness, (ii) a change in control of the Company under certain circumstances, or (iii) any stockholder proposal. RDLT and MC are also subject to standstill restrictions that prohibit the acquisition of additional equity interests in the Company and certain other actions related to voting equity securities, and certain of the Investor Parties are subject to lockup provisions that restrict the sale of the Company’s Common Stock in excess of 4% of the total outstanding Common Stock immediately following the Closing, or the encumbrance of any Common Stock held by such Investor Parties, in each case for one year, subject to certain exceptions.

The Investor Rights Agreement also provides for certain rights of first offer, co-sale rights and preemptive rights, in each case as set forth in the Investor Rights Agreement, and provides for certain registration rights, including certain demand registration rights, piggyback registration rights and shelf registration rights following the Closing, in each case subject to the restrictions contained in the Investor Rights Agreement.

The foregoing description of the Investor Rights Agreement is qualified in its entirety by reference to the full text of the Investor Rights Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Amendments to Registration Rights Agreements

In connection with the completion of the Merger, on the Closing Date, the Company entered into two amendments to existing registration rights agreements, each as described below.

The Company and Related CM Advisor, LLC (the “Advisor”) entered into that certain Amendment to Registration Rights Agreement, amending that certain Registration Rights Agreement, dated as of July 13, 2021 (the “2021 RRA”), by and among the Company and the Advisor (the “Amendment to 2021 RRA”) to, among other things, provide that other registration rights granted by the Company, including pursuant to the Investor Rights Agreement, are pari passu with the rights granted under the 2021 RRA with respect to priority on primary and secondary registrations of securities.

The Company and certain investor parties entered into that certain Amendment to Amended and Restated Registration Rights Agreement, amending that certain Amended and Restated Registration Rights Agreement, dated as of December 18, 2020 (the “2020 RRA”), by and among the Company, DFHTA Sponsor LLC, and certain investor parties thereto (the “Amendment to 2020 RRA” and, collectively with the Amendment to 2021 RRA, the “Registration Rights Agreement Amendments”). Pursuant to the Amendment to 2020 RRA, the parties consented to the Company’s grant of registration rights pursuant to the Investor Rights Agreement and the 2021 RRA and provided that other registration rights granted by the Company, including pursuant to the Investor Rights Agreement and 2021 RRA, are pari passu with the rights granted under the 2020 RRA with respect to priority on primary and secondary registrations of securities.

The foregoing descriptions of the Registration Rights Agreement Amendments are qualified in their entirety by reference to the full text of the Registration Rights Agreement Amendments, which are filed as Exhibits 10.3 and 10.4 to this Current Report on Form 8-K and are incorporated herein by reference.

Certificate of Designation, Preferences and Rights of Series A Preferred Stock

On November 10, 2022, the Company filed with the Secretary of State of the State of Delaware a Certificate of Designation of Series A Preferred Stock, establishing the rights, preferences, powers, restrictions and limitations of the Series A Preferred Stock (the “Certificate of Designation”). The Certificate of Designation authorized one share of Series A Preferred Stock and became effective upon filing.

The share of Series A Preferred Stock has a stated par value of $0.0001 and is not convertible into any other class or series of capital stock of the Company. In the event of any Change in Control (as defined in the Merger Agreement), voluntary or involuntary liquidation, dissolution or winding up of the Company, the holder of the share of Series A Preferred Stock is not entitled to be paid out of the assets of the Company for distribution to stockholders. Dividends are not payable on the Series A Preferred Stock.

The holder of the outstanding share of Series A Preferred Stock is entitled to vote with holders of outstanding shares of Common Stock, voting together as a single class, with respect to the Special Matters (as defined in the Certificate of Designation), and has no other voting rights. In any such vote, the share of Series A Preferred Stock will be entitled to 37,241,783 votes.

At any time on or after the earlier of (a) the date that is two (2) years after the date of issuance or (b) the date that the Earnout Class A Shares (as defined in the Merger Agreement) first become issuable pursuant to the terms of the Merger Agreement, the Company will have the right to elect to have, out of funds legally available therefor, the then outstanding share of Series A Preferred Stock redeemed by the Company (a “Series A Redemption”) for a price per share of Series A Preferred Stock equal to $0.0001 for each share (the “Series A Redemption Price”). Any such Series A Redemption must occur not more than sixty (60) days following receipt by the holder of Series A Preferred Stock of a written election notice (the “Series A Redemption Notice”) from the Company specifying (i) the date of the closing of the redemption (the applicable date, the “Series A Redemption Date”) and (ii) the manner and place designated for surrender by each holder to the Company of his, her, or its certificate or certificates representing the shares of Series A Preferred Stock to be redeemed.

If on the applicable Series A Redemption Date, the Series A Redemption Price is paid (or tendered for payment), then on such date all rights of the holder in the Series A Preferred Stock so redeemed and paid or tendered will cease, and the Series A Preferred Stock will no longer be deemed issued and outstanding.

The foregoing description of the Certificate of Designation is qualified in its entirety by reference to the full text of the Certificate of Designation, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the “Introductory Note” above is incorporated by reference into this Item 2.01 of this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in the “Introductory Note” above is incorporated by reference into this Item 3.02 of this Current Report on Form 8-K.

Item 7.01	Regulation FD Disclosure

On November 11, 2022, the Company issued a press release announcing the completion of the Merger, a copy of which is furnished as Exhibit 99.1 and incorporated herein by reference.

This information and the information contained in Exhibit 99.1 is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in any such filing, regardless of any general incorporation language in the filing.

Item 9.01	Financial Statements and Exhibits.

(a) Financial statement of business acquired

The audited combined balance sheets of Steward Value-Based Care as of December 31, 2021 and 2020, the related audited combined statements of operations of Steward Value-Based Care for the years ended December 31, 2021 and 2020, the notes related thereto and the Independent Auditor’s Report, are included in the Proxy Statement beginning on page C-1 and are incorporated herein by reference.

The unaudited condensed combined financial statements of Steward Value-Based Care as of and for the three and six months ended June 30, 2022 and 2021 are included in the Proxy Statement beginning on page C-14 and are incorporated herein by reference.

(b) Pro forma financial information

The unaudited pro forma condensed combined balance sheet as of June 30, 2022 and the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2022 and the year ended December 31, 2021, and the notes related thereto are included in the Proxy Statement beginning on page D-1 and are incorporated herein by reference.

Exhibit Index

Exhibit Number	Description

2.1+	Agreement and Plan of Merger, dated as of May 31, 2022, by and among CareMax, Inc., certain wholly-owned subsidiaries of CareMax, Inc., Sparta Sub Inc., SNCN Holdco Inc., SICN Holdco Inc., Sparta Holding Co. LLC, and Steward Health Care System LLC, (incorporated by reference to Exhibit 2.1 to CareMax’s Form 8-K, filed with the SEC on June 1, 2022).

3.1	Certificate of Designation of Series A Preferred Stock of CareMax, Inc.

10.1+	Loan and Security Agreement, dated as of November 10, 2022, by and among CAJ Lending LLC as administrative agent and collateral agent, CAJ Lending LLC and Deerfield Partners, L.P. as lenders, and Sparta Merger Sub I LLC, Sparta Merger Sub II LLC, Sparta Merger Sub I Inc., Sparta Merger Sub II Inc., Steward Accountable Care Network, LLC, and Steward National Care Network, LLC as borrowers.

10.2+	Investor Rights Agreement, dated as of November 10, 2022, by and between CareMax, Inc., Dr. Ralph de la Torre, Dr. Michael Callum, and certain other equityholders.

10.3	Amendment to that certain Amended and Restated Registration Rights Agreement, dated as of November 10, 2022, by and among CareMax, Inc. and certain investors, including the Majority Deerfield Investors, the Majority IMC Investors, and the Majority CareMax Investors.

10.4	Amendment to that certain Registration Rights Agreement, dated as of November 10, 2022, by and among CareMax, Inc. and Related CM Advisor, LLC.

10.5	Consent and First Amendment to Credit Agreement, dated as of November 10, 2022, by and among CareMax, Inc., the subsidiary guarantors party thereto, the lenders party thereto and Jefferies Finance LLC, as administrative agent.

99.1	Press Release, dated November 11, 2022.

99.2	The audited combined balance sheets of Steward Value-Based Care as of December 31, 2021 and 2020, the related audited combined statements of operations of Steward Value-Based Care for the years ended December 31, 2021 and 2020, the notes related thereto and the Independent Auditor’s Report (incorporated by reference to CareMax, Inc.’s Definitive Proxy Statement, filed with the SEC on October 7, 2022).

99.3	The unaudited condensed combined financial statements of Steward Value-Based Care as of and for the three and six months ended June 30, 2022 and 2021 (incorporated by reference to CareMax, Inc.’s Definitive Proxy Statement, filed with the SEC on October 7, 2022).

99.4	The unaudited pro forma condensed combined balance sheet of CareMax, Inc., giving effect to the acquisition of Steward Value-Based Care, as of June 30, 2022 and the unaudited pro forma condensed combined statement of operations of CareMax, Inc., giving effect to the acquisition of Steward Value-Based Care, for the six months ended June 30, 2022 and the year ended December 31, 2021, and the notes related thereto (incorporated by reference to CareMax, Inc.’s Definitive Proxy Statement, filed with the SEC on October 7, 2022).

104	Cover Page Interactive Data File (formatted as Inline XBRL).

+

Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The Company agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 14, 2022

CareMax, Inc.

By:	/s/ Kevin Wirges
Name:	Kevin Wirges
Title:	Executive Vice President, Chief Financial Officer and Treasurer